Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ANNOUNCES
2017 SECOND QUARTER RESULTS
ITASCA, IL, July 25, 2017 - First Midwest Bancorp, Inc. (the "Company" or "First Midwest") (NASDAQ NGS: FMBI), the holding company of First Midwest Bank (the "Bank"), today reported results of operations and financial condition for the second quarter of 2017. Net income for the second quarter of 2017 was $35.0 million, or $0.34 per share. This compares to $22.9 million, or $0.23 per share, for the first quarter of 2017, and $25.3 million, or $0.31 per share, for the second quarter of 2016.
Reported results for all periods presented were impacted by certain significant transactions, which include acquisition and integration related expenses associated with completed and pending acquisitions. Excluding these certain significant transactions, earnings per share (1) was $0.35 for the second quarter of 2017, compared to $0.34 for the first quarter of 2017 and $0.32 for the second quarter of 2016.
SELECT SECOND QUARTER HIGHLIGHTS

•	Increased earnings per share to $0.35, up 9% from the second quarter of 2016 and 3%, or 12% annualized, from the first quarter of 2017, excluding certain significant transactions (1).

•	Improved return on average tangible common equity to 13.37%, up from 11.94% for the second quarter of 2016.

•	Grew loans to $10.2 billion, up 28% from June 30, 2016 and 7% annualized from March 31, 2017.

•	Expanded net interest income to $118 million, up 31% from the second quarter of 2016 and 2% from the first quarter of 2017.

•
Increased net interest margin to 3.88%, up from 3.72% for the second quarter of 2016 and consistent with 3.89% for the first quarter of 2017. Excluding acquired loan accretion, net interest margin (1) grew 9 basis points to 3.60% from the first quarter of 2017.

•	Grew fee-based revenues to $41 million, an increase of 15% from the second quarter of 2016 and 9% from the first quarter of 2017.

•	Improved efficiency ratio (1) to 59%, down from 61% for both the second quarter of 2016 and the first quarter of 2017.

•	Increased dividends per share to $0.10, up 11% from the second quarter of 2016 and the first quarter of 2017.

"Performance for the quarter was strong, reflective of balanced delivery across our business," said Michael L. Scudder, President and Chief Executive Officer of the Company. "Earnings per share of $0.34 stood 10% higher from a year ago, benefiting from the expected revenue growth and improved operating efficiency accompanying our successful acquisition of Standard Bancshares in early January. Lending activity was solid, with late quarter closings providing added earnings momentum. At the same time, targeted efforts to expand and diversify our fee-based revenues are also evident, up 9% compared to last quarter."
Mr. Scudder concluded, "As we look ahead, we continue to navigate the backdrop of a more favorable rate environment as well as elevated market competition. As we do so, our focus remains centered on those actions that accrue to the long-term benefit of our shareholders – helping our clients to achieve financial success."

(1) These metrics are non-GAAP financial measures. For details on the calculation of these metrics, see the sections titled "Non-GAAP Financial Information" and "Non-GAAP Reconciliations" presented later in this release.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

OPERATING PERFORMANCE
Net Interest Income and Margin Analysis
(Dollar amounts in thousands)

	Quarters Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)
Assets:
Other interest-earning assets	$262,206	$686	1.05	$215,915	$441	0.83	$300,945	$426	0.57
Securities (1)	1,983,341	11,482	2.32	2,021,157	11,535	2.28	1,721,781	10,636	2.47
Federal Home Loan Bank ("FHLB") and Federal Reserve Bank ("FRB") stock	57,073	441	3.09	54,219	368	2.71	42,561	200	1.88
Loans (1)	10,064,119	115,949	4.62	9,920,513	113,409	4.64	7,883,806	87,481	4.46
Total interest-earning assets (1)	12,366,739	128,558	4.17	12,211,804	125,753	4.17	9,949,093	98,743	3.99
Cash and due from banks	188,886			176,953			154,693
Allowance for loan losses	(92,152)			(89,065)			(80,561)
Other assets	1,497,370			1,373,433			945,291
Total assets	$13,960,843			$13,673,125			$10,968,516
Liabilities and Stockholders' Equity:
Interest-bearing core deposits (2)	$6,025,167	1,705	0.11	$5,837,150	1,497	0.10	$4,941,779	991	0.08
Time deposits	1,538,845	2,024	0.53	1,515,597	1,712	0.46	1,277,694	1,491	0.47
Borrowed funds	553,046	2,099	1.52	734,091	2,194	1.21	461,363	1,499	1.31
Senior and subordinated debt	194,819	3,105	6.39	194,677	3,099	6.46	162,836	2,588	6.39
Total interest-bearing liabilities	8,311,877	8,933	0.43	8,281,515	8,502	0.42	6,843,672	6,569	0.39
Demand deposits (2)	3,538,049			3,355,674			2,771,813
Total funding sources	11,849,926			11,637,189			9,615,485
Other liabilities	280,381			272,398			117,534
Stockholders' equity - common	1,830,536			1,763,538			1,235,497
Total liabilities and stockholders' equity	$13,960,843			$13,673,125			$10,968,516
Tax-equivalent net interest income/margin (1)		119,625	3.88		117,251	3.89		92,174	3.72
Tax-equivalent adjustment		(2,042)			(2,054)			(2,193)
Net interest income (GAAP) (1)		$117,583			$115,197			$89,981
Impact of acquired loan accretion (1)		$8,757	0.28		$11,345	0.38		$4,927	0.20
Tax-equivalent net interest income/ margin, excluding the impact of acquired loan accretion (1)		$110,868	3.60		$105,906	3.51		$87,247	3.52

(1) Interest income and yields on tax-exempt securities and loans are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. The corresponding income tax impact related to tax-exempt items is recorded in income tax expense. These adjustments have no impact on net income. For further details on the calculation of tax-equivalent net interest income/margin, net interest income (GAAP), and tax-equivalent net interest income/margin, excluding the impact of acquired loan accretion, see the sections titled "Non-GAAP Financial Information" and "Non-GAAP Reconciliations" presented later in this release.
(2) See the Deposit Composition table presented later in this release for average balance detail by category.
Net interest income increased by 2.1% from the first quarter of 2017 and 30.7% compared to the second quarter of 2016. The rise in net interest income compared to the first quarter of 2017 resulted primarily from higher interest rates and loan growth, partially offset by a decrease in acquired loan accretion. Compared to the second quarter of 2016, higher interest rates, combined with loan growth and the acquisition of interest-earning assets and acquired loan accretion from the Standard Bancshares, Inc. ("Standard") transaction early in the first quarter of 2017, contributed to the increase in net interest income.
Acquired loan accretion contributed $8.8 million, $11.3 million, and $4.9 million to net interest income for the second quarter of 2017, the first quarter of 2017, and the second quarter of 2016, respectively.

Tax-equivalent net interest margin for the current quarter was 3.88%, consistent with the first quarter of 2017 and increasing by 16 basis points from the second quarter of 2016. Tax-equivalent net interest margin compared to the first quarter of 2017 was impacted by a 10 basis point decrease in acquired loan accretion, which was mostly offset by the positive impact of higher interest rates. The cost of total average interest-bearing liabilities was consistent with the first quarter of 2017. The increase in tax-equivalent net interest margin compared to the second quarter of 2016 was driven primarily by an 8 basis point increase in acquired loan accretion and higher interest rates.
For the second quarter of 2017, total average interest-earning assets rose by $154.9 million from the first quarter of 2017 and $2.4 billion from the second quarter of 2016. The increase compared to the first quarter of 2017 resulted from loan growth while the increase from the second quarter of 2016 reflected the impact of the Standard transaction, loan growth, and security purchases.
Total average funding sources increased by $212.7 million from the first quarter of 2017 and $2.2 billion from the second quarter of 2016. The increase compared to the first quarter of 2017 resulted from growth in core deposits which was partially offset by a decrease in FHLB advances. Compared to the second quarter of 2016, the rise in average funding sources was impacted by deposits acquired in the Standard transaction and the addition of FHLB advances.

Fee-based Revenues and Total Noninterest Income Analysis
(Dollar amounts in thousands)

	Quarters Ended			June 30, 2017 Percent Change From
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016
Service charges on deposit accounts	$12,153	$11,365	$10,169	6.9	19.5
Wealth management fees	10,525	9,660	8,642	9.0	21.8
Card-based fees	8,832	8,116	7,592	8.8	16.3
Merchant servicing fees	3,197	3,135	3,170	2.0	0.9
Mortgage banking income	1,645	1,888	1,863	(12.9)	(11.7)
Capital market products income	2,217	1,376	2,066	61.1	7.3
Other service charges, commissions, and fees	2,659	2,307	2,432	15.3	9.3
Total fee-based revenues	41,228	37,847	35,934	8.9	14.7
Net securities gains	284	—	23	—	N/M
Other income	3,433	2,104	1,865	63.2	84.1
Total noninterest income	$44,945	$39,951	$37,822	12.5	18.8
N/M - Not meaningful.
Total fee-based revenues of $41.2 million grew by $3.4 million, or 8.9%, compared to the first quarter of 2017 and by $5.3 million, or 14.7%, compared to the second quarter of 2016. The increase in fee-based revenues compared to the second quarter of 2016 resulted primarily from services provided to customers acquired in the Standard and Premier Asset Management LLC ("Premier") transactions completed in the first quarter of 2017.
Compared to the first quarter of 2017, the increase in service charges on deposit accounts was impacted by growth and seasonality in treasury management services and other consumer deposit transactions. The increase in wealth management fees benefited from the full quarter impact of the Premier acquisition completed late in the first quarter of 2017. The rise in card-based fees from the first quarter of 2017 reflects seasonally higher transaction volumes.
Mortgage banking income resulted primarily from sales of $59.5 million of 1-4 family mortgage loans in the secondary market during the second quarter of 2017, compared to $54.6 million in the first quarter of 2017 and $52.1 million in the second quarter of 2016. In addition, mortgage banking income for the second quarter of 2017 was impacted by a decrease in the fair value of mortgage servicing rights, which fluctuate from quarter to quarter. Growth in capital market products income for the second quarter of 2017 compared to both prior periods was driven by increased sales to commercial clients.
Total noninterest income of $44.9 million grew 12.5% and 18.8% from the first quarter of 2017 and the second quarter of 2016, respectively. Other income increased in the second quarter of 2017 due to net gains from the disposition of branch properties and other miscellaneous items.

Noninterest Expense Analysis
(Dollar amounts in thousands)

	Quarters Ended			June 30, 2017 Percent Change From
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016
Salaries and employee benefits:
Salaries and wages	$44,194	$44,890	$37,916	(1.6)	16.6
Retirement and other employee benefits	10,381	10,882	8,351	(4.6)	24.3
Total salaries and employee benefits	54,575	55,772	46,267	(2.1)	18.0
Net occupancy and equipment expense	12,485	12,325	9,928	1.3	25.8
Professional services	9,112	8,463	5,292	7.7	72.2
Technology and related costs	4,485	4,433	3,669	1.2	22.2
Merchant card expense	2,632	2,585	2,724	1.8	(3.4)
Advertising and promotions	1,693	1,066	1,927	58.8	(12.1)
Cardholder expenses	1,682	1,764	1,512	(4.6)	11.2
Net other real estate owned ("OREO") expense	1,631	1,700	1,122	(4.1)	45.4
Other expenses	10,282	9,969	8,295	3.1	24.0
Total noninterest expense excluding certain significant transactions (1)	98,577	98,077	80,736	0.5	22.1
Acquisition and integration related expenses	1,174	18,565	618	(93.7)	90.0
Total noninterest expense	$99,751	$116,642	$81,354	(14.5)	22.6

(1) Total noninterest expense, excluding certain significant transactions, is a non-GAAP financial measure. See the Non-GAAP Financial Information discussion for detail.
Total noninterest expense decreased by 14.5% compared to the first quarter of 2017 and increased by 22.6% compared to the second quarter of 2016. Excluding certain significant transactions, total noninterest expense was consistent with the first quarter of 2017 and increased by 22.1% compared to the second quarter of 2016.
The decrease in salaries and employee benefits compared to the first quarter of 2017 was driven primarily by higher levels of deferred salaries due to loan growth and a reduction in other salaries and benefits that fluctuate with organizational needs. Professional services increased compared to the first quarter of 2017 as a result of certain costs associated with organizational growth. The increase in advertising and promotions expense compared to the first quarter of 2017 resulted from the timing of certain advertising costs.
Compared to the second quarter of 2016, the increase in total noninterest expense, excluding certain significant transactions, largely resulted from operating costs associated with the Standard and Premier transactions, which impacted most expense categories. In addition, compensation costs associated with merit increases and investments in additional talent to support growth contributed to the rise in salaries and employee benefits. Professional services was impacted by higher loan remediation expenses and certain costs associated with organizational growth. The increase in net OREO expense compared to the second quarter of 2016 resulted primarily from higher valuation adjustments.
Acquisition and integration related expenses for the first and second quarters of 2017 resulted from the acquisitions of Standard and Premier completed during the first quarter of 2017. For the second quarter of 2016, acquisition and integration related expenses resulted from the acquisition of NI Bancshares Corporation completed during the first quarter of 2016. These expenses fluctuate based on the size and timing of each transaction.

LOAN PORTFOLIO AND ASSET QUALITY
Loan Portfolio Composition
(Dollar amounts in thousands)

	As of			June 30, 2017 Percent Change From
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016
Commercial and industrial	$3,410,748	$3,370,780	$2,699,742	1.2	26.3
Agricultural	433,424	422,784	401,858	2.5	7.9
Commercial real estate:
Office, retail, and industrial	1,983,802	1,988,979	1,529,811	(0.3)	29.7
Multi-family	681,032	671,710	587,123	1.4	16.0
Construction	543,892	568,460	371,016	(4.3)	46.6
Other commercial real estate	1,383,937	1,357,781	1,000,829	1.9	38.3
Total commercial real estate	4,592,663	4,586,930	3,488,779	0.1	31.6
Total corporate loans	8,436,835	8,380,494	6,590,379	0.7	28.0
Home equity	865,656	880,667	738,263	(1.7)	17.3
1-4 family mortgages	614,818	540,148	427,050	13.8	44.0
Installment	314,850	253,061	223,845	24.4	40.7
Total consumer loans	1,795,324	1,673,876	1,389,158	7.3	29.2
Total loans	$10,232,159	$10,054,370	$7,979,537	1.8	28.2
Total loans of $10.2 billion increased by 7.1% annualized, from March 31, 2017, and 28.2% from June 30, 2016. Excluding loans acquired in the Standard transaction of $1.6 billion as of June 30, 2017, total loans grew by 8.1% from June 30, 2016. The addition of 1-4 family mortgages and installment loans contributed to the increase in total loans compared to both prior periods. Growth in consumer loans was also impacted by the addition of shorter-duration, floating rate home equity loans compared to June 30, 2016.
Compared to both prior periods, growth in commercial and industrial loans, primarily within our sector-based lending business units, and multi-family loans contributed to the rise in total loans. Construction loans increased compared to June 30, 2016, driven primarily by select commercial projects for which permanent financing is expected upon their completion.

Asset Quality
(Dollar amounts in thousands)

	As of			June 30, 2017 Percent Change From
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016
Asset quality
Non-accrual loans	$79,196	$54,294	$37,312	45.9	112.3
90 days or more past due loans, still accruing interest (1)	2,059	2,633	5,406	(21.8)	(61.9)
Total non-performing loans	81,255	56,927	42,718	42.7	90.2
Accruing troubled debt restructurings ("TDRs")	2,029	2,112	2,491	(3.9)	(18.5)
OREO	26,493	29,140	29,990	(9.1)	(11.7)
Total non-performing assets	$109,777	$88,179	$75,199	24.5	46.0
30-89 days past due loans (1)	$19,081	$23,641	$23,380

Non-accrual loans to total loans	0.77%	0.54%	0.47%
Non-performing loans to total loans	0.79%	0.57%	0.54%
Non-performing assets to total loans plus OREO (2)	1.07%	0.87%	0.94%
Allowance for credit losses
Allowance for loan losses	$92,371	$88,163	$80,105
Reserve for unfunded commitments	1,000	1,000	1,400
Total allowance for credit losses	$93,371	$89,163	$81,505
Allowance for credit losses to total loans (2)	0.91%	0.89%	1.02%
Allowance for credit losses to loans, excluding acquired loans	1.10%	1.11%	1.11%
Allowance for credit losses to non-accrual loans	117.90%	164.22%	218.44%

(1) Purchased credit impaired loans with an accretable yield are considered current and are not included in past due loan totals.
(2) This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses on acquired loans is established as necessary to reflect credit deterioration.
Total non-performing assets represented 1.07% of total loans and OREO at June 30, 2017, up from 0.87% at March 31, 2017 and 0.94% at June 30, 2016. Total OREO includes $6.9 million and $8.4 million as of June 30, 2017 and March 31, 2017, respectively, that was acquired in the Standard transaction during the first quarter of 2017.
Non-accrual loans increased by $24.9 million from March 31, 2017, due primarily to the transfer of two loan relationships from corporate performing potential problem loans to non-accrual status during the second quarter of 2017, driven by operating pressures unique to these borrowers. The Company has established specific reserves and implemented remediation plans associated with these borrowers.

Charge-Off Data
(Dollar amounts in thousands)

	Quarters Ended
	June 30, 2017	% of Total	March 31, 2017	% of Total	June 30, 2016	% of Total
Net loan charge-offs (1):
Commercial and industrial	$1,721	42.7	$1,894	66.8	$1,450	28.3
Agricultural	836	20.7	514	18.1	—	—
Office, retail, and industrial	(8)	(0.2)	(848)	(29.9)	1,633	31.8
Multi-family	(6)	(0.2)	(28)	(1.0)	83	1.6
Construction	27	0.7	(222)	(7.8)	(12)	(0.2)
Other commercial real estate	228	5.7	307	10.8	810	15.8
Consumer	1,233	30.6	1,221	43.0	1,166	22.7
Total net loan charge-offs	$4,031	100.0	$2,838	100.0	$5,130	100.0
Total recoveries included above	$828		$3,440		$1,003
Net loan charge-offs to average loans, annualized:
Quarter-to-date	0.16%		0.12%		0.26%
Year-to-date	0.14%		0.12%		0.24%

(1) Amounts represent charge-offs, net of recoveries.
Net loan charge-offs to average loans, annualized were 0.16%, up from 0.12% for the first quarter of 2017 and down from 0.26% for the second quarter of 2016.

DEPOSIT PORTFOLIO

Deposit Composition
(Dollar amounts in thousands)

	Average for the Quarters Ended			June 30, 2017 Percent Change From
	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016
Demand deposits	$3,538,049	$3,355,674	$2,771,813	5.4	27.6
Savings deposits	2,072,343	2,029,631	1,655,566	2.1	25.2
NOW accounts	2,010,152	1,916,816	1,615,677	4.9	24.4
Money market accounts	1,942,672	1,890,703	1,670,536	2.7	16.3
Core deposits	9,563,216	9,192,824	7,713,592	4.0	24.0
Time deposits	1,538,845	1,515,597	1,277,694	1.5	20.4
Total deposits	$11,102,061	$10,708,421	$8,991,286	3.7	23.5

Average core deposits of $9.6 billion for the second quarter of 2017 increased by 4.0% and 24.0% compared to the first quarter of 2017 and second quarter of 2016, respectively. The rise in average core deposits compared to the first quarter of 2017 resulted primarily from the seasonal increase in average municipal deposits of nearly $220.0 million and organic growth. Compared to the second quarter of 2016, the rise in average core deposits was primarily driven by deposits assumed in the Standard transaction which contributed $1.6 billion to average core deposits in the second quarter of 2017.

CAPITAL MANAGEMENT
Capital Ratios

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Company regulatory capital ratios:
Total capital to risk-weighted assets	11.69%	11.48%	12.23%	10.68%
Tier 1 capital to risk-weighted assets	9.71%	9.53%	9.90%	9.83%
Common equity Tier 1 ("CET1") to risk-weighted assets	9.30%	9.11%	9.39%	9.32%
Tier 1 capital to average assets	8.93%	8.89%	8.99%	8.94%
Company tangible common equity ratios (1)(2):
Tangible common equity to tangible assets	8.20%	8.07%	8.05%	8.29%
Tangible common equity, excluding accumulated other comprehensive income ("AOCI"), to tangible assets	8.48%	8.38%	8.42%	8.37%
Tangible common equity to risk-weighted assets	8.90%	8.68%	8.88%	9.14%

(1) These ratios are not subject to formal Federal Reserve regulatory guidance.
(2) Tangible common equity ("TCE") represents common stockholders' equity less goodwill and identifiable intangible assets. For details of the calculation of these ratios, see the sections titled, "Non-GAAP Financial Information" and "Non-GAPP Reconciliations" presented later in this release.
The Company's regulatory capital ratios improved compared to March 31, 2017 as a result of an increase in retained earnings, offset partly by the impact of loan growth on risk-weighted assets. Overall, the Company's regulatory capital ratios decreased compared to December 31, 2016 and June 30, 2016 due to the Standard and Premier acquisitions. The issuance of $150.0 million of subordinated notes during the second half of 2016 more than offset the impact of these acquisitions and drove the increase in total capital to risk-weighted assets compared to June 30, 2016.
The Board of Directors approved a quarterly cash dividend of $0.10 per common share during the second quarter of 2017, an increase from $0.09 per common share during the first quarter of 2017.

Conference Call
A conference call to discuss the Company's results, outlook, and related matters will be held on Wednesday, July 26, 2017 at 11:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 507-0639 (U.S. domestic) or (412) 317-6003 (International) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company's website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company's website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (International) conference ID 10110139 beginning one hour after completion of the live call until 9:00 A.M. (ET) on August 9, 2017. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.
Press Release and Additional Information Available on Website
This press release and the accompanying unaudited Selected Financial Information are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com/investorrelations.

Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, anticipated trends in our business, regulatory developments, acquisition transactions, including estimated synergies, cost savings and financial benefits of pending or consummated transactions, and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as our subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact our business and financial performance.
Non-GAAP Financial Information
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include earnings per share ("EPS"), excluding certain significant transactions, the efficiency ratio, total noninterest expense, excluding certain significant transactions, return on average assets, excluding certain significant transactions, tax-equivalent net interest income (including its individual components), tax-equivalent net interest margin, tax-equivalent net interest margin, excluding the impact of acquired loan accretion, tangible common equity to tangible assets, tangible common equity, excluding accumulated other comprehensive loss, to tangible assets, tangible common equity to risk-weighted assets, return on average tangible common equity, and return on average tangible common equity, excluding certain significant transactions.
The Company presents EPS, the efficiency ratio, total noninterest expense, return on average assets, and return on average tangible common equity, all excluding certain significant transactions. Certain significant transactions include acquisition and integration related expenses (all periods presented), a net gain related to a sale-leaseback transaction (third quarter of 2016), and the lease cancellation fee (fourth quarter of 2016). Management believes excluding these transactions from EPS, the efficiency ratio, total noninterest expense, return on average assets, and return on average tangible common equity are useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion facilitates better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics is useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics enhances comparability for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it enhances comparability for peer comparison purposes. In addition, management believes that the tax-equivalent net interest margin, excluding the impact of acquired loan accretion, enhances comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate significantly based on the size of each acquisition.
In management's view, tangible common equity measures are capital adequacy metrics meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.

Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.
About the Company
First Midwest is a relationship-focused financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with approximately $14 billion in assets and $10 billion in trust assets under management. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, equipment leasing, retail, wealth management, trust and private banking products and services through over 130 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest's common stock is traded on the NASDAQ Stock Market under the symbol FMBI. First Midwest's website is www.firstmidwest.com.
Contact Information

Investors:	Patrick S. Barrett EVP, Chief Financial Officer (630) 875-7273 pat.barrett@firstmidwest.com	Media:	James M. Roolf SVP, Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

Accompanying Unaudited Selected Financial Information

Consolidated Statements of Financial Condition (Unaudited) (Dollar amounts in thousands)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Period-End Balance Sheet
Assets
Cash and due from banks	$181,171	$174,268	$155,055	$139,538	$149,957
Interest-bearing deposits in other banks	103,181	74,892	107,093	362,153	105,432
Trading securities, at fair value	19,545	19,130	17,920	18,351	17,693
Securities available-for-sale, at fair value	1,908,248	1,937,124	1,919,450	1,964,030	1,773,759
Securities held-to-maturity, at amortized cost	17,353	17,742	22,291	20,337	20,672
FHLB and FRB stock	66,333	46,306	59,131	53,506	44,506
Loans:
Commercial and industrial	3,410,748	3,370,780	2,827,658	2,849,399	2,699,742
Agricultural	433,424	422,784	389,496	409,571	401,858
Commercial real estate:
Office, retail, and industrial	1,983,802	1,988,979	1,581,967	1,537,181	1,529,811
Multi-family	681,032	671,710	614,052	625,324	587,123
Construction	543,892	568,460	451,540	401,857	371,016
Other commercial real estate	1,383,937	1,357,781	979,528	971,030	1,000,829
Home equity	865,656	880,667	747,983	748,571	738,263
1-4 family mortgages	614,818	540,148	423,922	396,819	427,050
Installment	314,850	253,061	237,999	232,030	223,845
Total loans	10,232,159	10,054,370	8,254,145	8,171,782	7,979,537
Allowance for loan losses	(92,371)	(88,163)	(86,083)	(85,308)	(80,105)
Net loans	10,139,788	9,966,207	8,168,062	8,086,474	7,899,432
OREO	26,493	29,140	26,083	28,049	29,990
Premises, furniture, and equipment, net	135,745	140,653	82,577	82,443	140,554
Investment in bank-owned life insurance ("BOLI")	278,353	276,960	219,746	219,064	218,133
Goodwill and other intangible assets	752,413	754,621	366,876	367,961	369,962
Accrued interest receivable and other assets	340,517	336,428	278,271	236,291	225,720
Total assets	$13,969,140	$13,773,471	$11,422,555	$11,578,197	$10,995,810
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$3,525,905	$3,492,987	$2,766,748	$2,766,265	$2,683,495
Interest-bearing deposits	7,473,815	7,463,554	6,061,855	6,339,839	6,287,821
Total deposits	10,999,720	10,956,541	8,828,603	9,106,104	8,971,316
Borrowed funds	639,333	547,923	879,008	639,539	449,744
Senior and subordinated debt	194,886	194,745	194,603	309,444	162,876
Accrued interest payable and other liabilities	298,358	269,529	263,261	253,846	160,985
Stockholders' equity	1,836,843	1,804,733	1,257,080	1,269,264	1,250,889
Total liabilities and stockholders' equity	$13,969,140	$13,773,471	$11,422,555	$11,578,197	$10,995,810
Stockholders' equity, excluding accumulated other comprehensive income ("AOCI")	$1,873,410	$1,844,997	$1,297,990	$1,282,666	$1,259,692
Stockholders' equity, common	1,836,843	1,804,733	1,257,080	1,269,264	1,250,889

Condensed Consolidated Statements of Income (Unaudited) (Dollar amounts in thousands)

	Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Income Statement
Interest income	$126,516	$123,699	$96,328	$97,906	$96,550	$250,215	$184,098
Interest expense	8,933	8,502	8,304	6,934	6,569	17,435	13,403
Net interest income	117,583	115,197	88,024	90,972	89,981	232,780	170,695
Provision for loan losses	8,239	4,918	5,307	9,998	8,085	13,157	15,678
Net interest income after provision for loan losses	109,344	110,279	82,717	80,974	81,896	219,623	155,017
Noninterest Income
Service charges on deposit accounts	12,153	11,365	10,315	10,708	10,169	23,518	19,642
Wealth management fees	10,525	9,660	8,375	8,495	8,642	20,185	16,201
Card-based fees	8,832	8,116	7,462	7,332	7,592	16,948	14,310
Merchant servicing fees	3,197	3,135	3,016	3,319	3,170	6,332	6,198
Mortgage banking income	1,645	1,888	3,537	3,394	1,863	3,533	3,231
Capital market products income	2,217	1,376	1,827	2,916	2,066	3,593	5,281
Other service charges, commissions, and fees	2,659	2,307	2,575	2,302	2,432	4,966	4,665
Total fee-based revenues	41,228	37,847	37,107	38,466	35,934	79,075	69,528
Net securities gains	284	—	323	187	23	284	910
Net gain on sale-leaseback transaction	—	—	—	5,509	—	—	—
Other income	3,433	2,104	2,281	1,691	1,865	5,537	3,310
Total noninterest income	44,945	39,951	39,711	45,853	37,822	84,896	73,748
Noninterest Expense
Salaries and employee benefits:
Salaries and wages	44,194	44,890	39,257	37,872	37,916	89,084	74,212
Retirement and other employee benefits	10,381	10,882	8,160	8,500	8,351	21,263	16,649
Total salaries and employee benefits	54,575	55,772	47,417	46,372	46,267	110,347	90,861
Net occupancy and equipment expense	12,485	12,325	10,774	10,755	9,928	24,810	19,625
Professional services	9,112	8,463	7,138	6,772	5,292	17,575	11,212
Technology and related costs	4,485	4,433	3,514	3,881	3,669	8,918	7,370
Merchant card expense	2,632	2,585	2,603	2,857	2,724	5,217	5,322
Advertising and promotions	1,693	1,066	2,330	1,941	1,927	2,759	3,516
Cardholder expenses	1,682	1,764	1,426	1,515	1,512	3,446	2,871
Net OREO expense	1,631	1,700	925	313	1,122	3,331	1,786
Other expenses	10,282	9,969	8,050	7,310	8,295	20,251	15,742
Acquisition and integration related expenses	1,174	18,565	7,542	1,172	618	19,739	5,638
Lease cancellation fee	—	—	950	—	—	—	—
Total noninterest expense	99,751	116,642	92,669	82,888	81,354	216,393	163,943
Income before income tax expense	54,538	33,588	29,759	43,939	38,364	88,126	64,822
Income tax expense	19,588	10,733	9,041	15,537	13,097	30,321	21,593
Net income	$34,950	$22,855	$20,718	$28,402	$25,267	$57,805	$43,229
Net income applicable to common shares	$34,614	$22,621	$20,501	$28,078	$24,977	$57,235	$42,727
Net income applicable to common shares, excluding certain significant transactions (1)	$35,318	$33,760	$25,596	$25,476	$25,348	$69,078	$46,110
Footnotes to Condensed Consolidated Statements of Income

(1)
Certain significant transactions that are recorded in various periods presented include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Earnings Per Share
Basic earnings per common share ("EPS")	$0.34	$0.23	$0.25	$0.35	$0.31	$0.57	$0.54
Diluted EPS	$0.34	$0.23	$0.25	$0.35	$0.31	$0.57	$0.54
Diluted EPS, excluding certain significant transactions (1) (5)	$0.35	$0.34	$0.32	$0.32	$0.32	$0.68	$0.58
Common Stock and Related Per Common Share Data
Book value	$17.88	$17.56	$15.46	$15.61	$15.38	$17.88	$15.38
Tangible book value	$10.55	$10.22	$10.95	$11.08	$10.83	$10.55	$10.83
Dividends declared per share	$0.10	$0.09	$0.09	$0.09	$0.09	$0.19	$0.18
Closing price at period end	$23.31	$23.68	$25.23	$19.36	$17.56	$23.31	$17.56
Closing price to book value	1.3	1.3	1.6	1.2	1.1	1.3	1.1
Period end shares outstanding	102,741	102,757	81,325	81,324	81,312	102,741	81,312
Period end treasury shares	9,604	9,586	9,959	9,957	9,965	9,604	9,965
Common dividends	$9,281	$9,126	$7,315	$7,408	$7,240	$18,407	$14,468
Key Ratios/Data
Return on average common equity (2)	7.58%	5.20%	6.42%	8.85%	8.13%	6.42%	7.12%
Return on average tangible common equity (2)	13.37%	9.53%	9.35%	12.85%	11.94%	11.52%	10.44%
Return on average tangible common equity, excluding certain significant transactions (1) (2) (5)	13.64%	13.99%	11.60%	11.69%	12.11%	13.81%	11.24%
Return on average assets (2)	1.00%	0.68%	0.72%	1.00%	0.93%	0.84%	0.83%
Return on average assets, excluding certain significant transactions (1) (2) (5)	1.02%	1.01%	0.90%	0.91%	0.94%	1.02%	0.89%
Loans to deposits	93.02%	91.77%	93.49%	89.74%	88.94%	93.02%	88.94%
Efficiency ratio (1)	58.67%	60.98%	63.98%	60.83%	60.98%	59.80%	62.81%
Net interest margin (3)	3.88%	3.89%	3.44%	3.60%	3.72%	3.88%	3.69%
Yield on average interest-earning assets (3)	4.17%	4.17%	3.76%	3.87%	3.99%	4.17%	3.97%
Cost of funds	0.43%	0.42%	0.47%	0.39%	0.39%	0.42%	0.41%
Net noninterest expense to average assets	1.58%	2.27%	1.86%	1.50%	1.61%	1.92%	1.75%
Effective income tax rate	35.92%	31.95%	30.38%	35.36%	34.14%	34.41%	33.31%
Capital Ratios
Total capital to risk-weighted assets (1)	11.69%	11.48%	12.23%	12.25%	10.68%	11.69%	10.68%
Tier 1 capital to risk-weighted assets (1)	9.71%	9.53%	9.90%	9.89%	9.83%	9.71%	9.83%
CET1 to risk-weighted assets (1)	9.30%	9.11%	9.39%	9.38%	9.32%	9.30%	9.32%
Tier 1 capital to average assets (1)	8.93%	8.89%	8.99%	8.90%	8.94%	8.93%	8.94%
Tangible common equity to tangible assets (1)	8.20%	8.07%	8.05%	8.04%	8.29%	8.20%	8.29%
Tangible common equity, excluding AOCI, to tangible assets (1)	8.48%	8.38%	8.42%	8.16%	8.37%	8.48%	8.37%
Tangible common equity to risk-weighted assets (1)	8.90%	8.68%	8.88%	9.13%	9.14%	8.90%	9.14%
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Asset Quality Performance Data
Non-performing assets
Commercial and industrial	$51,400	$21,514	$29,938	$13,823	$6,303	$51,400	$6,303
Agricultural	387	1,283	181	184	475	387	475
Commercial real estate:
Office, retail, and industrial	15,031	19,505	17,277	17,670	16,815	15,031	16,815
Multi-family	158	163	311	316	321	158	321
Construction	197	198	286	287	360	197	360
Other commercial real estate	3,736	3,858	2,892	3,361	4,797	3,736	4,797
Consumer	8,287	7,773	8,404	8,648	8,241	8,287	8,241
Total non-accrual loans	79,196	54,294	59,289	44,289	37,312	79,196	37,312
90 days or more past due loans, still accruing interest	2,059	2,633	5,009	4,318	5,406	2,059	5,406
Total non-performing loans	81,255	56,927	64,298	48,607	42,718	81,255	42,718
Accruing TDRs	2,029	2,112	2,291	2,368	2,491	2,029	2,491
OREO	26,493	29,140	26,083	28,049	29,990	26,493	29,990
Total non-performing assets	$109,777	$88,179	$92,672	$79,024	$75,199	$109,777	$75,199
30-89 days past due loans	$19,081	$23,641	$21,043	$26,140	$23,380	$19,081	$23,380
Allowance for credit losses
Allowance for loan losses	$92,371	$88,163	$86,083	$85,308	$80,105	$92,371	$80,105
Reserve for unfunded commitments	1,000	1,000	1,000	1,000	1,400	1,000	1,400
Total allowance for credit losses	$93,371	$89,163	$87,083	$86,308	$81,505	$93,371	$81,505
Provision for loan losses	$8,239	$4,918	$5,307	$9,998	$8,085	$13,157	$15,678
Net charge-offs by category
Commercial and industrial	$1,721	$1,894	$3,540	$1,145	$1,450	$3,615	$2,846
Agricultural	836	514	—	—	—	1,350	—
Commercial real estate:
Office, retail, and industrial	(8)	(848)	165	2,151	1,633	(856)	2,054
Multi-family	(6)	(28)	17	(69)	83	(34)	262
Construction	27	(222)	(12)	(9)	(12)	(195)	99
Other commercial real estate	228	307	(111)	415	810	535	2,104
Consumer	1,233	1,221	933	1,162	1,166	2,454	1,838
Total net charge-offs	$4,031	$2,838	$4,532	$4,795	$5,130	$6,869	$9,203
Total recoveries included above	$828	$3,440	$1,489	$1,155	$1,003	$4,268	$2,119
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Asset Quality ratios
Non-accrual loans to total loans	0.77%	0.54%	0.72%	0.54%	0.47%
Non-performing loans to total loans	0.79%	0.57%	0.78%	0.59%	0.54%
Non-performing assets to total loans plus OREO	1.07%	0.87%	1.12%	0.96%	0.94%
Non-performing assets to tangible common equity plus allowance for credit losses	9.32%	7.74%	9.48%	8.00%	7.81%
Non-accrual loans to total assets	0.57%	0.39%	0.52%	0.38%	0.34%
Allowance for credit losses and net charge-off ratios
Allowance for credit losses to total loans (4)	0.91%	0.89%	1.06%	1.06%	1.02%
Allowance for credit losses to loans, excluding acquired loans	1.10%	1.11%	1.11%	1.13%	1.11%
Allowance for credit losses to non-accrual loans	117.90%	164.22%	146.88%	194.87%	218.44%
Allowance for credit losses to non-performing loans	114.91%	156.63%	135.44%	177.56%	190.80%
Net charge-offs to average loans (2)	0.16%	0.12%	0.22%	0.24%	0.26%
Footnotes to Selected Financial Information

(1)	See the Non-GAAP Reconciliations section for the detailed calculation.

(2)	Annualized based on the actual number of days for each period presented.

(3)	Presented on a tax-equivalent basis, which reflects federal and state tax benefits.

(4)
This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk, as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses is established on acquired loans as necessary to reflect credit deterioration.

(5)
Certain significant transactions that are recorded in various periods presented include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Earnings Per Share
Net income	$34,950	$22,855	$20,718	$28,402	$25,267	$57,805	$43,229
Net income applicable to non- vested restricted shares	(336)	(234)	(217)	(324)	(290)	(570)	(502)
Net income applicable to common shares	34,614	22,621	20,501	28,078	24,977	57,235	42,727
Acquisition and integration related expenses	1,174	18,565	7,542	1,172	618	19,739	5,638
Tax effect of acquisition and integration related expenses	(470)	(7,426)	(3,017)	(469)	(247)	(7,896)	(2,255)
Lease cancellation fee	—	—	950	—	—	—	—
Tax effect of lease cancellation fee	—	—	(380)	—	—	—	—
Net gain on sale-leaseback transaction	—	—	—	(5,509)	—	—	—
Tax effect of net gain on sale- leaseback transaction	—	—	—	2,204	—	—	—
Net income applicable to common shares, excluding certain significant transactions (1)	$35,318	$33,760	$25,596	$25,476	$25,348	$69,078	$46,110
Weighted-average common shares outstanding:
Weighted-average common shares outstanding (basic)	101,743	100,411	80,415	80,396	80,383	101,081	79,182
Dilutive effect of common stock equivalents	20	21	15	13	13	20	12
Weighted-average diluted common shares outstanding	101,763	100,432	80,430	80,409	80,396	101,101	79,194
Basic EPS	$0.34	$0.23	$0.25	$0.35	$0.31	$0.57	$0.54
Diluted EPS	$0.34	$0.23	$0.25	$0.35	$0.31	$0.57	$0.54
Diluted EPS, excluding certain significant transactions (1)	$0.35	$0.34	$0.32	$0.32	$0.32	$0.68	$0.58
Anti-dilutive shares not included in the computation of diluted EPS	195	343	445	454	469	269	539
Efficiency Ratio Calculation
Noninterest expense	$99,751	$116,642	$92,669	$82,888	$81,354	$216,393	$163,943
Less:
Net OREO expense	(1,631)	(1,700)	(925)	(313)	(1,122)	(3,331)	(1,786)
Acquisition and integration related expenses	(1,174)	(18,565)	(7,542)	(1,172)	(618)	(19,739)	(5,638)
Lease cancellation fee	—	—	(950)	—	—	—	—
Total	$96,946	$96,377	$83,252	$81,403	$79,614	$193,323	$156,519
Tax-equivalent net interest income (2)	$119,625	$117,251	$90,088	$93,051	$92,174	$236,876	$175,195
Fee-based revenues	41,228	37,847	37,107	38,466	35,934	79,075	69,528
Add:
Other income, excluding BOLI income	2,022	844	1,310	762	984	2,866	1,563
BOLI	1,411	1,260	971	929	881	2,671	1,747
Tax-equivalent adjustment of BOLI	941	840	647	619	587	1,781	1,165
Total	$165,227	$158,042	$130,123	$133,827	$130,560	$323,269	$249,198
Efficiency ratio	58.67%	60.98%	63.98%	60.83%	60.98%	59.80%	62.81%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Tax-Equivalent Net Interest Income
Net interest income	$117,583	$115,197	$88,024	$90,972	$89,981	$232,780	$170,695
Tax-equivalent adjustment	2,042	2,054	2,064	2,079	2,193	4,096	4,500
Tax-equivalent net interest income (2)	119,625	117,251	90,088	93,051	92,174	236,876	175,195
Less: acquired loan accretion	(8,757)	(11,345)	(2,663)	(4,555)	(4,927)	(20,102)	(7,350)
Tax-equivalent net interest income, excluding the impact of acquired loan accretion	$110,868	$105,906	$87,425	$88,496	$87,247	$216,774	$167,845
Average interest-earning assets	$12,366,739	$12,211,804	$10,425,691	$10,297,647	$9,949,093	$12,289,700	$9,536,003
Net interest margin (GAAP)	3.81%	3.83%	3.36%	3.51%	3.64%	3.82%	3.60%
Tax-equivalent net interest margin	3.88%	3.89%	3.44%	3.60%	3.72%	3.88%	3.69%
Tax-equivalent net interest margin, excluding the impact of acquired loan accretion	3.60%	3.51%	3.34%	3.42%	3.52%	3.55%	3.54%
Risk-Based Capital Data
Common stock	$1,123	$1,123	$913	$913	$913	$1,123	$913
Additional paid-in capital	1,025,607	1,022,417	498,937	496,918	495,159	1,025,607	495,159
Retained earnings	1,056,072	1,030,403	1,016,674	1,003,271	982,277	1,056,072	982,277
Treasury stock, at cost	(209,392)	(208,946)	(218,534)	(218,436)	(218,657)	(209,392)	(218,657)
Goodwill and other intangible assets, net of deferred tax liabilities	(740,236)	(742,012)	(356,477)	(357,079)	(358,582)	(740,236)	(358,582)
Disallowed deferred tax assets	(472)	(1,150)	(198)	(383)	(2,263)	(472)	(2,263)
CET1 capital	1,132,702	1,101,835	941,315	925,204	898,847	1,132,702	898,847
Trust-preferred securities	50,690	50,690	50,690	50,690	50,690	50,690	50,690
Other disallowed deferred tax assets	(118)	(287)	(132)	(255)	(1,508)	(118)	(1,508)
Tier 1 capital	1,183,274	1,152,238	991,873	975,639	948,029	1,183,274	948,029
Tier 2 capital	240,121	235,825	233,656	232,792	81,505	240,121	81,505
Total capital	$1,423,395	$1,388,063	$1,225,529	$1,208,431	$1,029,534	$1,423,395	$1,029,534
Risk-weighted assets	$12,180,416	$12,095,592	$10,019,434	$9,867,406	$9,641,953	$12,180,416	$9,641,953
Adjusted average assets	$13,245,499	$12,965,450	$11,036,835	$10,959,119	$10,608,085	$13,245,499	$10,608,085
Total capital to risk-weighted assets	11.69%	11.48%	12.23%	12.25%	10.68%	11.69%	10.68%
Tier 1 capital to risk-weighted assets	9.71%	9.53%	9.90%	9.89%	9.83%	9.71%	9.83%
CET1 to risk-weighted assets	9.30%	9.11%	9.39%	9.38%	9.32%	9.30%	9.32%
Tier 1 capital to average assets	8.93%	8.89%	8.99%	8.90%	8.94%	8.93%	8.94%
Tangible Common Equity
Stockholders' equity	$1,836,843	$1,804,733	$1,257,080	$1,269,264	$1,250,889	$1,836,843	$1,250,889
Less: goodwill and other intangible assets	(752,413)	(754,621)	(366,876)	(367,961)	(369,962)	(752,413)	(369,962)
Tangible common equity	1,084,430	1,050,112	890,204	901,303	880,927	1,084,430	880,927
Less: AOCI	36,567	40,264	40,910	13,402	8,803	36,567	8,803
Tangible common equity, excluding AOCI	$1,120,997	$1,090,376	$931,114	$914,705	$889,730	$1,120,997	$889,730
Total assets	$13,969,140	$13,773,471	$11,422,555	$11,578,197	$10,995,810	$13,969,140	$10,995,810
Less: goodwill and other intangible assets	(752,413)	(754,621)	(366,876)	(367,961)	(369,962)	(752,413)	(369,962)
Tangible assets	$13,216,727	$13,018,850	$11,055,679	$11,210,236	$10,625,848	$13,216,727	$10,625,848
Tangible common equity to tangible assets	8.20%	8.07%	8.05%	8.04%	8.29%	8.20%	8.29%
Tangible common equity, excluding AOCI, to tangible assets	8.48%	8.38%	8.42%	8.16%	8.37%	8.48%	8.37%
Tangible common equity to risk- weighted assets	8.90%	8.68%	8.88%	9.13%	9.14%	8.90%	9.14%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Return on Average Common and Tangible Common Equity
Net income applicable to common shares	$34,614	$22,621	$20,501	$28,078	$24,977	$57,235	$42,727
Intangibles amortization	2,163	1,965	1,207	1,245	1,245	4,128	2,230
Tax effect of intangibles amortization	(865)	(786)	(483)	(498)	(498)	(1,651)	(892)
Net income applicable to common shares, excluding intangibles amortization	35,912	23,800	21,225	28,825	25,724	59,712	44,065
Acquisition and integration related expenses	1,174	18,565	7,542	1,172	618	19,739	5,638
Tax effect of acquisition and integration related expenses	(470)	(7,426)	(3,017)	(469)	(247)	(7,896)	(2,255)
Lease cancellation fee	—	—	950	—	—	—	—
Tax effect of lease cancellation fee	—	—	(380)	—	—	—	—
Net gain on sale-leaseback transaction	—	—	—	(5,509)	—	—	—
Tax effect of net gain on sale- leaseback transaction	—	—	—	2,204	—	—	—
Net income applicable to common shares, excluding intangibles amortization and certain significant transactions (1)	$36,616	$34,939	$26,320	$26,223	$26,095	$71,555	$47,448
Average stockholders' equity	$1,830,536	$1,763,538	$1,269,993	$1,261,702	$1,235,497	1,797,222	$1,207,043
Less: average intangible assets	(753,521)	(750,589)	(367,328)	(369,281)	(369,177)	(752,063)	(357,863)
Average tangible common equity	$1,077,015	$1,012,949	$902,665	$892,421	$866,320	$1,045,159	$849,180
Return on average common equity (3)	7.58%	5.20%	6.42%	8.85%	8.13%	6.42%	7.12%
Return on average tangible common equity (3)	13.37%	9.53%	9.35%	12.85%	11.94%	11.52%	10.44%
Return on average tangible common equity, excluding certain significant transactions (1) (3)	13.64%	13.99%	11.60%	11.69%	12.11%	13.81%	11.24%
Return on Average Assets
Net income	$34,950	$22,855	$20,718	$28,402	$25,267	$57,805	$43,229
Acquisition and integration related expenses	1,174	18,565	7,542	1,172	618	19,739	5,638
Tax effect of acquisition and integration related expenses	(470)	(7,426)	(3,017)	(469)	(247)	(7,896)	(2,255)
Lease cancellation fee	—	—	950	—	—	—	—
Tax effect of lease cancellation fee	—	—	(380)	—	—	—	—
Net gain on sale-leaseback transaction	—	—	—	(5,509)	—	—	—
Tax effect of net gain on sale- leaseback transaction	—	—	—	2,204	—	—	—
Net income, excluding certain significant transactions (1)	$35,654	$33,994	$25,813	$25,800	$25,638	$69,648	$46,612
Average assets	$13,960,843	$13,673,125	$11,380,108	$11,322,325	$10,968,516	$13,817,779	$10,512,680
Return on average assets (3)	1.00%	0.68%	0.72%	1.00%	0.93%	0.84%	0.83%
Return on average assets, excluding certain significant transactions (1) (3)	1.02%	1.01%	0.90%	0.91%	0.94%	1.02%	0.89%
Footnotes to Non-GAAP Reconciliations

(1)
Certain significant transactions that are recorded in various periods presented include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

(2)	Presented on a tax-equivalent basis, which reflects federal and state tax benefits.

(3)	Annualized based on the actual number of days for each period presented.